                                  EXHIBIT 10.3



                        MIDWEST FEDERAL FINANCIAL CORP.

                      1997 NONQUALIFIED STOCK OPTION PLAN

                        MIDWEST FEDERAL FINANCIAL CORP.
                        -------------------------------

                      1997 NONQUALIFIED STOCK OPTION PLAN
                      -----------------------------------


                               Table of Contents
                               -----------------

                                                                            Page
                                                                            ----


1.   Purpose................................................................  1

2.   Definitions............................................................  1

3.   Shares Available under the Plan........................................  2

4.   Stock Options..........................................................  2

5.   Transferability........................................................  3

6.   Change in Control......................................................  3

7.   Adjustments............................................................  4

8.   Fractional Shares......................................................  4

9.   Withholding Taxes......................................................  4

10.       Effect of Termination of Employment...............................  5

11.       Administration of the Plan........................................  6

12.       Amendments and Other Matters......................................  6

13.       Governing Law.....................................................  7

                        MIDWEST FEDERAL FINANCIAL CORP.
                        -------------------------------

                      1997 NONQUALIFIED STOCK OPTION PLAN
                      -----------------------------------


    1. Purpose. The purpose of this Midwest Federal Financial Corp. 1997 Nonqualified Stock Option Plan (the "Plan") is to attract and retain directors, officers and other key employees of Midwest Federal Financial Corp. (the "Corporation") and its Subsidiaries and to provide such persons with incentives and rewards for superior performance. The effective date of this Plan is January 21, 1997.

    2.  Definitions. (a)  As used in this Plan:

    "Board" means the Board of Directors of the Corporation.

    "Code" means the Internal Revenue Code of 1986, as amended from time to time.

    "Committee" means a committee of not less than two "Non-Employee Directors" (as defined in Rule 16b-3(b)(3)(i) under Section 16(b) of the Exchange Act) appointed by and serving at the pleasure of the Board.

    "Common Shares" means (i) shares of the Common Stock, par value $.01 per share, of the Corporation and (ii) any security into which Common Shares may be converted by reason of any transaction or event of the type referred to in
Section 7 of this Plan.

    "Date of Grant" means the date specified by the Board on which a grant of Stock Options shall become effective, which shall not be earlier than the date on which the Board takes action with respect thereto.

    "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time.

    "Market Value per Share" means the fair market value of the Common Shares as determined by the Board from time to time.

    "Nonqualified Option" means a Stock Option that is not intended to qualify as a tax-qualified option under Section 422 of the Code.

    "Optionee" means the person so designated in an Option Agreement.

    "Option Agreement" means the written contract evidencing Stock Options granted under this Plan.

    "Option Price" means the purchase price payable upon the exercise of a Stock Option.

    "Participant" means a person who is selected by the Board to receive benefits under this Plan and (i) is at that time a director or an officer (including officers who are also directors) or other key employees of the Corporation or any Subsidiary or (ii) has agreed to commence serving in any such capacity.

    "Stock Option" means the right to purchase Common Shares from the Corporation upon the exercise of a Nonqualified Option granted pursuant to
Section 4 of this Plan.

    "Subsidiary" means a corporation, partnership, joint venture, unincorporated association or other entity in which the Corporation has a direct or indirect ownership or other equity interest.

    (b) As used in this Plan, the terms "employed" and "employment" shall be deemed to refer to service as a nonemployee director, as well as to a traditional employment relationship, as the case may be.

     3. Shares Available under the Plan. (a) Subject to adjustment as provided in Section 7 of this Plan, the aggregate number of Common Shares covered by outstanding Stock Options granted under this Plan and issued or transferred upon the exercise or payment thereof shall not exceed 160,000. Common Shares issued or transferred under this Plan may be Common Shares of original issuance or Common Shares held in treasury or a combination thereof.

    (b)   For the purposes of this Section 3:

    (i) Upon payment in cash of the benefit provided by any Stock Option granted under this Plan, any Common Shares that were covered by that award shall again be available for issuance or transfer hereunder.

    (ii) Common Shares covered by any Stock Option granted under this Plan shall be deemed to have been issued or transferred, and shall cease to be available for future issuance or transfer in respect of any Stock Option granted hereunder, at the earlier of the time when they are actually issued or transferred or the time when dividends or dividend equivalents are paid thereon.

    4. Stock Options. The Board may from time to time authorize grants to Participants of Stock Options upon such terms and conditions as the Board may determine in accordance with the following provisions:

    (a) Each grant shall specify the number of Common Shares to which it pertains.

    (b) Each grant shall specify an Option Price per Common Share, which shall be equal to or greater than the fair market value per share on the Date of Grant.

    (c) Each grant shall specify the form of consideration to be paid in satisfaction of the Option Price and the manner of payment of such consideration, which may include (i) cash in the form of currency or check or other cash equivalent acceptable to the Corporation, (ii) nonforfeitable, unrestricted Common Shares that are already owned by the optionee and have a value at the time of exercise that is equal to the Option Price, (iii) any other legal consideration that the Board may deem appropriate, on such basis as the Board may determine in accordance with this Plan and (iv) any combination of the foregoing.

    (d) Any grant may provide for deferred payment of the Option Price from the proceeds of sale through a broker on the date of exercise of some or all of the Common Shares to which the exercise relates.

    (e) Successive grants may be made to the same Participant regardless of whether any Stock Options previously granted to the Participant remain UNEXERCISED.

    (f) Each grant may specify a period or periods of continuous employment of the Optionee by the Corporation or any Subsidiary that are necessary before the Stock Options or installments thereof shall become exercisable.

    (g) On or after the Date of Grant of any Stock Option, the Board may provide for the payment to the Optionee of dividend equivalents thereon in cash or Common Shares on a current, deferred or contingent basis, or the Board may provide that any dividend equivalents shall be credited against the Option Price.

    (h) No Stock Option granted pursuant to this Section 4 may be exercised more than 10 years from the Date of Grant.

    (i) Each Stock Option shall be evidenced by a written agreement (the "Option Agreement") specifying the Option Price, the terms for payment of the Option Price, the duration of the Stock Option, and the number of shares of Common Stock to which the Stock Option pertains. An Option Agreement also may contain an installment exercise schedule, a noncompetition agreement, a confidentiality provision, provisions for forfeiture in the event of termination of the Participant's employment with the Corporation or any of its subsidiaries, and such other restrictions, conditions and terms, as the Committee shall determine. Option Agreements need not be identical.

    (j) The Committee, in its discretion, shall have the power to accelerate the dates for exercise of any or all Stock Options, or any part thereof, granted under the Plan.

    5. Transferability. (a) Any grant of a Stock Option under this Plan may permit the transfer thereof by the Participant upon such terms and conditions as the Board shall specify.

    (b) Any grant made under this Plan may provide that all or any part of the Common Shares that are to be issued or transferred by the Corporation upon the exercise of Stock Options shall be subject to further restrictions upon transfer.

     6. Change in Control. (a) Notwithstanding any of the provisions of the Plan or any Option Agreement, upon a Change in Control of the Corporation (as defined in Section 6(b)) all outstanding Stock Options shall become fully exercisable and all restrictions thereon shall terminate in order that Optionees may fully realize the benefits thereunder. Further, the Committee, as constituted before such Change in Control, is authorized, and has sole discretion, as to any Stock Option, either at the time such Option is granted hereunder or any time thereafter, to take any one or more of the following actions: (i) provide for the purchase of any such Stock Option, upon the Optionee's request, for an amount of cash equal to the difference between the exercise price and the then fair market value of the Common Stock covered thereby had such Stock Option been currently exercisable; (ii) make such adjustment to any such Stock Option then outstanding as the Committee deems appropriate to reflect such Change in Control; and (iii) cause any such Stock Option then outstanding to be assumed, by the acquiring or surviving corporation, after such Change in Control.


    (b) The term "Change in Control" shall mean the occurrence, at any time during the specified term of a Stock Option granted under this Plan, of any of the following events:

    (i) The Corporation is merged or consolidated or reorganized into or with another corporation or other legal person (an "Acquiror") and as a result of such merger, consolidation or reorganization less than 50% of the outstanding voting securities or other capital interests of the surviving, resulting or acquiring corporation or other person are owned in the aggregate by the shareholders of the Corporation, directly or indirectly, immediately prior to such merger, consolidation or reorganization, other than the Acquiror or any corporation or other person controlling, controlled by or under common control with the Acquiror;

    (ii) The Corporation sells all or substantially all of its business and/or assets to an Acquiror, of which less than 50% of the outstanding voting securities or other capital interests are owned in the aggregate by the shareholders of the Corporation, directly or indirectly, immediately prior to such sale, other than the Acquiror or any corporation or other person controlling, controlled by or under common control with the Acquiror; or

    (iii) The election to the Board, without the recommendation or approval of the incumbent Board, of the lesser of (i) three Directors or (ii) Directors constituting a majority of the number of Directors of the Corporation then in office.

    7. Adjustments. The Board may make or provide for such adjustments in the number of Common Shares covered by outstanding Stock Options granted hereunder, the Option Prices per Common Share applicable to any such Stock Options, and the kind of shares (including shares of another issuer) covered thereby, as the Board may in good faith determine to be equitably required in order to prevent dilution or expansion of the rights of Participants that otherwise would result from (a) any stock dividend, stock split, combination of shares, recapitalization or other change in the capital structure of the Corporation or
(b) any merger, consolidation, spin-off, spin-out, split-off, split-up, reorganization, partial or complete liquidation or other distribution of assets, issuance of warrants or other rights to purchase securities or any other corporate transaction or event having an effect similar to any of the foregoing. In the event of any such transaction or event, the Board may provide in substitution for any or all outstanding Stock Options under this Plan such alternative consideration as it may in good faith determine to be equitable under the circumstances and may require in connection therewith the surrender of all Stock Options so replaced. Moreover, the Board may on or after the Date of Grant provide in the Option Agreement that the holder of the award may elect to receive an equivalent award in respect of securities of the surviving entity of any merger, consolidation or other transaction or event having a similar effect, or the Board may provide that the holder will automatically be entitled to receive such an equivalent award. The Board may also make or provide for such adjustments in the maximum number of Common
Shares specified in Section 3(a) of this Plan as the Board may in good faith determine to be appropriate in order to reflect any transaction or event described in this Section 7.


     8. Fractional Shares. The Corporation shall not be required to issue any fractional Common Shares pursuant to this Plan. The Board may provide for the elimination of fractions or for the settlement thereof in cash.

     9. Withholding Taxes. To the extent that the Corporation is required to withhold federal, state, local or foreign taxes in connection with any payment made or benefit realized by a Participant or other person under this Plan, and the amounts available to the Corporation for the withholding are insufficient, it shall be a condition to the receipt of any such payment or the realization of any such benefit that the Participant or such other person make arrangements satisfactory to the Corporation for payment of the balance of any taxes required to be withheld. At the discretion of the Board, any such arrangements may include relinquishment of a portion of any such payment or benefit. The Corporation and any Participant or such other person may also make similar arrangements with respect to the payment of any taxes with respect to which withholding is not required.

     10. Effect of Termination of Employment. (a) Except as provided in Sections 6, 10(b), or by the Committee, in its sole discretion, any unvested Stock Option held by an optionee whose employment with the Corporation and its subsidiaries or service on the Board is terminated for any reason, shall terminate on the date of termination of employment or service on the Board.

     (b) Notwithstanding any other provision of this Plan to the contrary, in the event of termination of employment by reason of death, disability, normal retirement, early retirement with the consent of the Corporation, termination of employment to enter public service with the consent of the Corporation or leave of absence approved by the Corporation, or in the event of hardship or other special circumstances, of a Participant who holds a Stock Option that is not immediately and fully exercisable, all Stock Options held by such optionee shall become immediately exercisable. Furthermore, in connection with the circumstances set forth in this paragraph (b) the Committee may take any action that it deems to be equitable under the circumstances or in the best interests of the Corporation, including without limitation waiving or modifying any limitation or requirement with respect to any award under this Plan. For purposes of this Section 10(b), "disability" shall mean the inability of an individual to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which is expected to result in death or which has lasted or can be expected to last for a continuous period not less than twelve (12) months. The Committee, in its sole discretion, shall determine the date of any disability.

     (c) Unless exercised, a Participant's vested Stock Options shall terminate and expire 90 days from the date the Participant's employment terminates for any reason. Stock Options, including, without limitation, vested Stock Options, shall terminate if the Participant's employment is terminated for cause. A Participant's employment shall be deemed terminated for cause if, and only if, the Participant has: (i) wilfully neglected any material duties of Participant's employment or has performed such duties in a grossly incompetent manner; (ii) engaged in wilful misconduct in the performance of his duties as an employee including, but without limiting the generality of the foregoing, misappropriation of funds or property of the Corporation or securing or attempting to secure personally any profit in connection with any transaction entered into, or proposed to be entered into, by the Corporation; (iii) engaged in conduct which could result in prejudice to the interests of the Corporation if he were retained in his position with the Corporation; or (iv) violated the terms of any non-competition agreement or confidentiality agreement at any time executed by Participant for the benefit of the Corporation.

     (d) Stock Options are granted to a Participant in order to induce the Participant to become or continue as an employee or director of the Corporation. Upon the termination of Participant's employment for any reason or service as a director (including, without limitation, death, disability, resignation, retirement, or at the election of the Corporation), the Corporation shall have the option (the "Corporation Option"), exercisable by written notice to Participant within 180 days after such termination of employment or service as a director, to purchase all shares of Common Stock owned by a Participant as a result of his exercise of Stock Options ("Owned Shares") and to terminate all vested stock options not terminated pursuant to this Section 10. If the Corporation exercises the Corporation Option, it shall pay Participant on or before the Settlement Date (as hereinafter defined) an amount equal to : (A) the product of (i) the sum of all underlying shares covered by vested Stock Options and all Owned Shares, times (ii) the average closing sales price for a share of Common Stock as reported on The Nasdaq Stock Market for the period ended twenty
(20) days prior to termination of employment, minus (B) the Option Price of underlying shares not paid by Participant. On the Settlement Date, Participant shall deliver to the Corporation any Owned Shares being purchased by the Corporation pursuant to such exercise concurrently with payment for such Owned Shares by the Corporation. The "Settlement Date" shall be within thirty (30) days after the Corporation exercises the Corporation Option.

     11. Administration of the Plan. (a) This Plan shall be administered by the Board, which may delegate any or all of its authority hereunder to the Committee. To the extent of any such delegation, references in this Plan to the Board shall be deemed to refer to the Committee, unless the context requires otherwise. A majority of the Board shall constitute a quorum, and the acts of the members of the Board who are present at any meeting thereof at which a quorum is present, or acts unanimously approved by the members of the Board in writing, shall be the acts of the Board. Subject to the express provisions of the Plan, the Committee may interpret the Plan, prescribe, amend and rescind rules and regulations relating to it, determine Stock Option grants and the terms and provisions of Participants' Option Agreements (which need not be identical), and make such other determinations as it deems necessary or advisable for the administration of the Plan.

     (b) The interpretation and construction by the Board of any provision of this Plan or any agreement, notification or document evidencing the grant of Stock Options and any determination by the Board pursuant to any provision of this Plan or any such agreement, notification or document, shall be final and conclusive. No member of the Board shall be liable for any such action taken or determination made in good faith.

     12.  Amendment and Other Matters. (a)   This Plan may be amended from time
to time by the Board without the approval of the Corporation's shareholders, unless applicable law or the rules of The Nasdaq Stock Market or stock exchange on which the Corporation's stock is listed or quoted requires shareholder approval.

     (b) With the concurrence of the affected Participant, the Board may cancel any agreement evidencing Stock Options granted under this Plan. In the event of any such cancellation, the Board may authorize the granting of new Stock Options, which may or may not cover the same number of Common Shares as had been covered by the canceled Stock Options, at such Option Price, in such manner and subject to such other terms, conditions and discretion as would have been permitted under this Plan had the canceled Stock Options not been granted.

     (c) The Board may grant under this Plan any Stock Option authorized under this Plan in exchange for the surrender and cancellation of an award that was not granted under this Plan, including but not limited to an award that was granted by the Corporation or a Subsidiary, or by another corporation that is acquired by the Corporation or a Subsidiary by merger or otherwise, prior to the adoption of this Plan by the Board, and any such award or combination of awards so granted under this Plan may or may not cover the same number of

Common Shares as had been covered by the canceled award and shall be subject to such other terms, conditions and discretion as would have been permitted under this Plan had the canceled award not been granted.

     (d) This Plan shall not confer upon any Participant any right with respect to continuance of employment with the Corporation or any Subsidiary and shall not interfere in any way with any right that the Corporation or any Subsidiary would otherwise have to terminate any Participant's employment at any time.

     13. Governing Law. The Plan, and all Option Agreements hereunder, shall be construed in accordance with and governed by the laws of the State of Wisconsin.